Exhibit 5.1

McLaughlin & Stern, llp

 Founded 1898

STEVEN W. SCHUSTER Partner sschsuter@mclaughlinstern.com (212) 448-6216 RICHARD XU Partner RXu@mclaughlinstern.com (212) 448-6233	260 Madison Avenue New York, New York 10016 (212) 448–1100 Fax (212) 448–0066 www.mclaughlinstern.com	New York, New York Millbrook, New York Garden city, New York Westport, Connecticut West Palm Beach, Florida Westfield, New Jersey

January 27, 2026

Cenntro Inc.

33 Wood Avenue South, Suite 600, PMB #3572
Iselin, New Jersey 08830

Re:	Cenntro Inc. - Registration Statement on Form S-3

Dear Sirs:

You have requested our opinion with respect to certain matters in connection with the filing by Cenntro Inc., a Nevada corporation (the “Company”), of a Registration Statement on Form S- 3 (as may be amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration for offer and sale from time to time by the Company of an indeterminate number of the following securities of the Company, with an initial aggregate offering price of up to $100,000,000: (i) shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), (iii) warrants (the “Warrants”) to purchase shares of Common Stock or other securities offered pursuant to and described in the Prospectus and the applicable Prospectus Supplement(s) (as defined below) issued pursuant to one or more warrant agreements in the forms to filed as exhibits to a post-effective amendment or in a Prospectus Supplement (each, a “Warrant Agreement”); (iv) debt securities, which may be offered as senior or subordinated and may be convertible (the “Debt Securities”), which may be issued pursuant to a debt purchase agreement or an indenture to be dated on or about the date of the first issuance of the Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as an exhibit to a post-effective amendment or a Prospectus Supplement, as such debt purchase agreement may be supplemented from time to time (the “Debt Purchase Agreement”) or as such indenture may be supplemented from time to time (the “Indenture”); (v) rights to purchase shares of Common Stock or other securities offered pursuant to and described in the Prospectus and the applicable Prospectus Supplement/s (the “Rights”) issued pursuant to one or more rights agreements in the forms to filed as exhibits to a post-effective amendment or in a Prospectus Supplement (each, a “Rights Agreement”), which such rights may be offered separately or together with one or more additional rights, or such other securities, or in any combination of such securities in the form of Units (as defined below); and (vi) units comprising shares of Common Stock and/or one or more of the other securities described above (the “Units” and together with the Common Stock, the Preferred Stock, the Warrants, the Debt Securities and the Rights, the “Securities”) issued pursuant to one or more unit agreements in the forms to filed as exhibits to a post-effective amendment or in a Prospectus Supplement (each, a “Unit Agreement”). The Prospectus may be amended from time to time in connection with one or more post-effective amendments to the Registration Statement, and the Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Securities.

McLaughlin & Stern, LLP

In our capacity as the Company’s counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issue of the Securities. For purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. As to questions of fact material to our opinion, we have relied upon the certificates of certain officers of the Company.

With respect to our opinion as to the Common Stock and Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock and Preferred Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock and/or Preferred Stock (or other Securities convertible into, or exercisable for, shares of Common Stock and/or Preferred Stock, as applicable) is in an amount that is not less than the par value of the shares of Common Stock and/or Preferred Stock. We have also assumed that (i) any Warrants offered under the Registration Statement, and the related Warrant Agreement, will be executed in the forms filed as exhibits to a Prospectus Supplement, (ii) any Debt Securities offered under the Registration Statement, and the related Debt Purchase Agreement, will be executed in the forms filed as exhibits to a Prospectus Supplement, (iii) any Rights offered under the Registration Statement, and the related Rights Agreement, will be executed in the forms filed as exhibits to a Prospectus Supplement, (iv) any Units offered under the Registration Statement, and the related Unit Agreement, will be executed in the forms filed as exhibits to a Prospectus Supplement, and (v) with respect to any Securities being issued upon conversion of any other Securities or upon exercise of any Warrants, the applicable convertible Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

New York, NY ❘ Garden City, NY ❘ Millbrook, NY ❘ Westfield, NJ ❘ Westport, CT ❘ West Palm Beach, FL ❘ Naples, FL ❘ Sarasota, FL

With respect to our opinion as to the Rights and the Units, we have assumed that, at the time of issuance and sale, there are a sufficient number of Securities available for issuance and that the consideration for the issuance of the particular Securities underlying the sale of the Rights and the Units is in an amount that is not less than the par value of such underlying Securities.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

To the extent that the obligations of the Company with respect to the Securities may depend on such matters, we assume for purposes of this opinion that the other party under the Indenture for any Debt Securities, under the Warrant Agreement for any Warrants, under the Unit Agreement for any Units and under the Rights Agreement for any Rights, namely, the Trustee, the warrant agent, the unit agent or the rights agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture, Warrant Agreement, Unit Agreement or Rights Agreement, as applicable; that such Indenture, Warrant Agreement, Unit Agreement or Rights Agreement has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party is in compliance, generally and with respect to performance of its obligations under such Indenture, Warrant Agreement, Unit Agreement or Rights Agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture, Warrant Agreement, Unit Agreement or Rights Agreement, as applicable.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

A.  With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become (and remain) effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) thereto required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s articles of incorporation, as amended (the “Articles of Incorporation”), including, without limitation the authorization thereunder of a sufficient number of shares of Common Stock, and the Company’s amended and restated bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

New York, NY ❘ Garden City, NY ❘ Millbrook, NY ❘ Westfield, NJ ❘ Westport, CT ❘ West Palm Beach, FL ❘ Naples, FL ❘ Sarasota, FL

McLaughlin & Stern, LLP

B. With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become (and remain) effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) thereto required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Preferred Stock do not violate any applicable law, are in conformity with the Articles of Incorporation, including, without limitation the authorization thereunder of a sufficient number of shares of Preferred Stock, and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

C. With respect to the Warrants to be issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become (and remain) effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) any applicable Warrant Agreement has been duly authorized by the Company and the applicable warrant agent by all necessary corporate action; (iii) any applicable Warrant Agreement has been duly executed and delivered by the Company and the applicable warrant agent and the terms of the Warrant Agreement have been established in accordance with applicable law; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the applicable warrant agent pursuant to any applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

New York, NY ❘ Garden City, NY ❘ Millbrook, NY ❘ Westfield, NJ ❘ Westport, CT ❘ West Palm Beach, FL ❘ Naples, FL ❘ Sarasota, FL

D. With respect to any series of the Debt Securities issued under the Debt Purchase Agreement or Indenture, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become (and remain) effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Debt Purchase Agreement or Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Debt Purchase Agreement or Indenture is substantially in the form filed as an exhibit to post-effective amendment or a Prospectus Supplement, has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Debt Purchase Agreement or the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Debt Purchase Agreement or the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

E. With respect to the Rights offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become (and remain) effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Rights have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the Rights and their issuance and sale do not violate any applicable law, are in conformity with the Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and other agreement(s) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Rights have been duly executed and delivered by the Company and delivered against payment therefor, then the Rights, when issued and sold in accordance with the applicable Rights Agreement and other agreement(s), and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

New York, NY ❘ Garden City, NY ❘ Millbrook, NY ❘ Westfield, NJ ❘ Westport, CT ❘ West Palm Beach, FL ❘ Naples, FL ❘ Sarasota, FL

McLaughlin & Stern, LLP

F. With respect to the Units offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become (and remain) effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Units have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of Units and their issuance and sale do not violate any applicable law, are in conformity with the Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and other agreement(s) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and delivered against payment therefor, then the Units, when issued and sold in accordance with the applicable Unit Agreement and other agreement(s) and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Nevada. Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York and the corporate laws of the State of Nevada. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

We are members of the Bar of New York and do not express any opinion as to matters governed by any laws other than the internal laws of the State of New York, and the applicable federal laws of the United States, as each is in effect and in force as of the date of this opinion. However, for the limited purposes of our opinions set forth above, we are generally familiar with the General Company Law of the State of Nevada and have made such inquiries as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion is limited to the Nevada Revised Statutes and all applicable provisions of reported judicial decisions interpreting these laws. We express no other opinion concerning any matters respecting or affected by any laws other than laws that a lawyer in New York exercising customary professional diligence would reasonably recognize as being directly applicable to the transactions contemplated by the Registration Statement.

New York, NY ❘ Garden City, NY ❘ Millbrook, NY ❘ Westfield, NJ ❘ Westport, CT ❘ West Palm Beach, FL ❘ Naples, FL ❘ Sarasota, FL

This opinion is intended solely for use in connection with the issuance and sale of the Securities pursuant to the Registration Statement and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ McLaughlin & Stern LLP

McLaughlin & Stern LLP

New York, NY ❘ Garden City, NY ❘ Millbrook, NY ❘ Westfield, NJ ❘ Westport, CT ❘ West Palm Beach, FL ❘ Naples, FL ❘ Sarasota, FL